Exhibit 10.10

THIS WARRANT (THIS “WARRANT”) AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 5	Date of Issuance: April 21, 2021

Number of Ordinary Shares: As set forth on Exhibit A

(subject to adjustment)

Global-E Online Ltd.

Share Purchase Warrant

Global-E Online Ltd., a company incorporated under the laws of the State of Israel (the “Company,” and which shall include any corporation or other entity that succeeds to the Company’s obligations under this Warrant (this “Warrant”), whether by permitted assignment, by merger or consolidation or otherwise), for value received, hereby certifies that Shopify International Limited, a corporation governed by the laws of Ireland, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below and including the terms relating to vesting and exercise set forth on Exhibit A attached hereto, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 8) the number of Company’s ordinary shares (the “Ordinary Shares”) at a price of $0.01 per share. The Ordinary Shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

This Warrant is issued pursuant to, and is subject to the terms and conditions of, the Service and Partnership Agreement between the Company and Shopify Inc. dated as of April 12, 2021 (the “Agreement”) and as part of the consideration thereunder.

Warrant No. 3 (“Warrant No. 3”) was originally issued to Shopify Inc., an affiliate of the Registered Holder, on April 12, 2021 (the “Original Issuance Date”) and was assigned on the date hereof by Shopify Inc. to the Registered Holder, and Warrant No. 4 (“Warrant No. 4” and, collectively with Warrant No. 3, the “Original Warrants”) was originally issued to the Registered Holder on the Original Issuance Date.

The Registered Holder partially exercised on the date hereof the Original Warrants, and this Warrant is issued pursuant to Section 2(c) of the Original Warrants as a Replacement Warrant (as defined therein) for the Original Warrants.

The following is a statement of the rights of the Registered Holder and the conditions to which this Warrant is subject, and to which the Registered Holder, by the acceptance of this Warrant, agrees:

1.    Number of Shares. Subject to the terms and conditions hereinafter set forth, including on Exhibit A attached hereto, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company the number of Warrant Shares (subject to adjustment as provided herein) set forth in Exhibit A attached hereto.

2.    Exercise.

a.    Method of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, at any time or from time to time on any day before the Expiration Date, subject to the terms and conditions set forth on Exhibit A attached hereto, by delivering a purchase/exercise form in the form appended hereto as Exhibit B duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, along with a copy of this Warrant.

b.    Payment. Unless the Registered Holder is exercising this Warrant pursuant to a Net Issue Exercise in the manner specified in Section 2(d), the Registered Holder shall also, as a condition to any exercise of this Warrant, deliver to the Company payment in full for the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Purchase Price may be paid by cash, check or wire transfer.

c.    Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be cancelled and replaced with a new Warrant (the “Replacement Warrant”) on terms identical to those contained in this Warrant, except that the maximum number of Warrant Shares issuable upon exercise is equal to the maximum number of Warrant Shares issuable under this Warrant (as set forth above) reduced by (i) the number of Warrant Shares set forth on the purchase/exercise form, or (ii) the number of shares calculated pursuant to Section 2(d), as applicable.

d.	Net Issue Exercise.

(i)

In lieu of exercising this Warrant and delivering payment in the manner provided in Section 2(b), the Registered Holder may elect to exercise all or any portion of this Warrant by net exercise by giving notice of such election on the purchase/exercise form appended hereto as Exhibit B duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, along with a copy of this Warrant, in which event the Company shall issue to such Registered Holder a number of Warrant Shares computed using the following formula:

X=	Y (A - B)
A

where

X =	the number of Warrant Shares to be issued to the Registered Holder.

Y =	the number of Warrant Shares purchasable under this Warrant as set out on the purchase/exercise form.

A =	the fair market value of one Warrant Share on the date of such net exercise.

B =	the Purchase Price.

(ii)	For purposes of this Section 2(d), the “fair market value of Warrant Share on the date of net exercise” shall mean with respect to each Warrant Share:

(A)

(a) if the exercise is in connection with consummation of the sale of the securities of the Company (or an affiliate (as defined in Rule 405 under the Securities Act) thereof) pursuant to a registration statement filed by the Company (or an affiliate thereof) under the Securities Act), in connection with a firm commitment underwritten offering to the general public (an “IPO”), and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering, or (b) if this Warrant is exercised following the IPO, then the Fair Market Value shall equal the average of the closing prices of the Company’s Ordinary Share, as reported on the principal stock exchange on which the Company’s shares are traded at such time for the thirty (30) consecutive trading days immediately preceding the exercise of the Warrant; or (c) if this Warrant is exercised in connection with a Merger and Acquisition or a Liquidation Event - the price per Warrant Share paid or otherwise distributed in such transaction or other event;

(B)

if (A) is not applicable, the fair market value of Warrant Share shall be at the per share valuation as determined by an independent third-party valuation firm within the prior twelve (12) months approved in good faith by the Company’s Board of Directors (the “Board”), unless the Company is at such time subject to a consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, in which case the fair market value of Warrant Share shall be deemed to be the value received by the holders of Ordinary Shares pursuant to such acquisition.

e.

Issuance of Shares. Upon exercise of the Warrant, and as a condition of such exercise, the Registered Holder shall become (if not already) party to that certain Third Amended and Restated Investors’ Rights Agreement, dated March 22, 2021, by and among the Company and the other parties named therein, as amended from time to time, a true and correct copy of which has been provided to the Registered Holder (the “Investors’ Rights Agreement”), by delivering a joinder in the form appended hereto as Exhibit D duly executed by such Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) business days thereafter, the Company will, at its expense, cause to be issued in the name of, and delivered to, the Registered Holder:

i.    certificate or certificates for the number of Warrant Shares to which such Registered Holder shall be entitled;

ii.    in case such exercise is in part only, a Replacement Warrant as provided in Section 2(c); and

iii.    if applicable, a check payable to the Registered Holder for any cash amounts payable as described in Section 12.

f.

Automatic Exercise. If this Warrant remains outstanding as of the Expiration Date then, at such time, this Warrant shall, automatically and without any action on the part of the Registered Holder, be exercised pursuant to Section 2(d) effective immediately prior to the termination of this Warrant pursuant to Section 8, unless the Registered Holder shall have earlier provided written notice to the Company that the Registered Holder desires that this Warrant terminate unexercised. If this Warrant is automatically exercised pursuant to this Section 2(f) the Company shall notify the Registered Holder of such exercise as soon as reasonably practicable.

g.

Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been made upon the satisfaction of all of the conditions set forth herein. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

h.

Taxes. The issuance of the Warrant, and the Warrant Shares upon the exercise of the Warrant, shall be made without the deduction or withholding of any taxes, levies, assessments, imposts, duties or similar charges imposed by any taxing authority (“Taxes”), unless otherwise required by law. If such deduction or withholding is so required, the Company shall pay the amount of such Taxes so imposed to the applicable taxing authority, and shall pay such additional amounts to the Registered Holder so that the Registered Holder receives the net amount after such deduction or withholding that it would have received had no such deduction or withholding been imposed.

3.     Adjustments.

a.    Share Splits and Dividends. The Purchase Price and the number of Warrant Shares for which this Warrant remains exercisable shall each be proportionally adjusted to reflect any share dividend, share split, reverse share split or other similar event affecting the number of outstanding Warrant Shares.

b.    Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Shares that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 3(a) or Section 3(c)) or (b) assets (other than cash) which dividend or distribution is actually made (each, a “Dividend Event”), then, and in each such case, Registered Holder, upon exercise of this Warrant at any time after such Dividend Event, shall receive, in addition to the Warrant Shares, the securities or such other assets of the Company that would have been payable to Registered Holder if Registered Holder had completed such exercise of this Warrant immediately prior to such Dividend Event.

c.    Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company or in case the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Shares (each, a “Reorganization Event”), then, and in each such case, Registered Holder, upon the exercise of this Warrant after such Reorganization Event, shall be entitled to receive, in lieu of the shares or other securities and property that Registered Holder, would have been entitled to receive upon such exercise prior to such Reorganization Event, the shares or other securities or property which Registered Holder, would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, Registered Holder, had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Registered Holder, a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant, and in each such case the terms of this Warrant shall be applicable to the shares or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

d.    No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Purchase Price or in the number of Warrant Shares issuable upon its exercise.

e.    Notice. The Company shall provide prompt notice to the Registered Holder, using commercially reasonable efforts to provide such notice at least 5 business days in advance, of any adjustment made pursuant to this Section 3; provided that, for notice in connection with a Reorganization Event, if providing such notice would cause the Company to violate any contractual or other restrictions that the Company is then subject to with respect to confidentiality of a particular transaction or otherwise, the Company shall only be required to provide to the Registered Holder such form of notice and upon such timing that the Company is required to provide to holders of shares of the same series and class of shares as the Warrant Shares. The Company will also provide information requested by Registered Holder that is reasonably necessary to enable Registered Holder to comply with Registered Holder’s accounting or reporting requirements.

4.    Transfers.

a.    Unregistered Security. Each holder of this Warrant acknowledges that, as of the date hereof, none of the Company’s securities (including this Warrant and the Warrant Shares) have been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise (or any securities issued by the Company upon conversion or exchange thereof) in the absence of (i) an effective registration statement under the Securities Act as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant (and any securities issued by the Company upon conversion or exchange thereof) shall bear a legend substantially to the foregoing effect. The Warrant Shares issuable pursuant to this Warrant shall have the registration rights described in Section 7 hereto.

b.    Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant may be transferred and assigned and all rights hereunder are transferable, in whole or in part, to an affiliate (as defined in Rule 405 under the Securities Act) of the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company and subject to the provisions of Section 4.a. hereof.

c.    Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holder(s) of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.    Representations and Warranties of the Registered Holder. The Registered Holder hereby represents and warrants to the Company that:

a.    Authorization. The Registered Holder has full power and authority to enter into this Warrant. The Warrant, when executed and delivered by the Registered Holder, will constitute a valid and legally binding obligation of the Registered Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.    Purchase Entirely for Own Account. This Warrant is issued to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by the Registered Holder’s acceptance of this Warrant, the Registered Holder hereby confirms, that the Warrant to be acquired by the Registered Holder and the Warrant Shares (and any securities issued by the Company upon conversion or exchange thereof) (collectively, the “Securities”) will be acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

c.    Restricted Securities. The Registered Holder understands that the Securities have not been, and, other than as provided herein, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that unless and until registered the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and, if applicable, qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

d.    Accredited Investor. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

e.    Market Stand-Off Agreement. The Registered Holder agrees that, in connection with an IPO, the Warrant Shares shall be subject to the “lock-up” provisions in Section 1.16 of the Investors’ Rights Agreement, and the Registered Holder agrees to execute an agreement reflecting Section 1.16 of the Investors’ Rights Agreement as may be requested by the Company or the managing underwriters at the time of an IPO.

6.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Registered Holder that:

a.    Corporate Power. The Company has full power and authority to execute, deliver and issue this Warrant. The Warrant, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.    Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, issuance, delivery and performance by the Company of this Warrant has been taken. 1

c.    Capitalization. The authorized share capital of the Company consisted, immediately prior to the Original Issuance Date, of:

i.    5,902,275,000 Ordinary Shares, 21,903,600 shares of which are issued and outstanding; 11,578,800 Series A Preferred Shares, 11,578,500 of which are issued and outstanding; 12,218,400 Series A-1 Preferred Shares, 12,218,400 of which are issued and outstanding; 22,416,600 Series B-1 Preferred Shares, 22,416,600 of which are issued and outstanding; 10,675,200 Series B-2 Preferred Shares, 10,675,200 of which are issued and outstanding; 9,957,600 Series C Preferred Shares, 9,493,200 of which are issued and outstanding; 16,654,800 Series D-1 Preferred Shares, 16,654,800 of which are issued and outstanding; and 14,223,600 Series E Preferred Shares, 14,223,600 of which are issued and outstanding. All of the outstanding shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

ii.    The Company has reserved 26,113,200 Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its equity compensation plans which have been duly adopted by the Company’s Board of Directors (the “Board”) and approved by the Company’s shareholders (collectively, the “Incentive Plans”). Of such reserved Ordinary Shares, 12,613,200 Ordinary Shares underline outstanding options.

iii.    Except (A) for conversion privileges of the Company’s preferred shares, warrants to purchase 464,400 shares of Ordinary Shares and the outstanding options issued pursuant to the Incentive Plans, (B) as set forth in the Investors’ Rights Agreement, and (C) in connection with the IPO contemplated pursuant to the Registration on Form F-1 (File No. 333-253999) (the “Contemplated IPO”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its share capital.

d.    Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of this Warrant (and any securities issuable by the Company upon conversion or exchange thereof) has been duly authorized and validly reserved by the Company and when issued in accordance with the provisions of this Warrant against the receipt of the Purchase Price or pursuant to the net exercise provision set forth in Section 2(d) hereof will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, mortgages, charges, security interests, preemptive rights, transfer or other restrictions or other claims or third party’s rights or encumbrances of any nature whatsoever; provided, however, that the Warrant Shares issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws and the Company’s amended and restated articles of association, as may be amended from time to time (the “Articles”), including the Public Company Articles (as defined below).

e.    Offering. Subject in part to the truth and accuracy of the Registered Holder’s representations set forth in Section 5 hereof, the offer, issuance and sale of this Warrant is, and the issuance of the Warrant Shares upon exercise of this Warrant (and the issuance of any securities issuable by the Company upon conversion or exchange thereof) will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

f.    Charter Documents. The Company has provided the Registered Holder true and complete copies of (A) the Articles effective as of the Original Issuance Date and (B) the amended and restated articles of association that have been adopted by the Company’s shareholders and that will become effective immediately prior to, and contingent upon, the consummation of the Contemplated IPO (the “Public Company Articles”). The Company shall not by amendment of the Articles or the Public Company Articles or through a reorganization, transfer or sale of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant, but shall at all times in good faith reasonably assist in carrying out of all the provisions of this Warrant and in taking all such action as may be reasonably necessary or appropriate to protect the rights of the Registered Holder under this Warrant against impairment. However, the Company shall not be deemed to have impaired the rights of the Registered Holder (i) if the Articles or the Public Company Articles are amended or waived in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments or waivers) affect the Registered Holder in a manner different from the effect that such amendments or waivers have on the rights of other holders of the same series and class as the Warrant Shares or (ii) in connection with the adoption and the effectiveness of the Public Company Articles; provided, however, that, notwithstanding the foregoing, the Company shall not impose any restrictions on the transferability or alienability of the Warrant Shares other than (x) as may be in effect as of the Original Issuance Date or (y) contemplated under the Public Company Articles, in each case, without the written consent of the Registered Holder.

g.    Financial and Other Reports. Until the consummation of an IPO (including, the Contemplated IPO), the Company shall furnish to the Registered Holder, solely to the extent necessary for purposes of the Registered Holder’s compliance (as determined by the Registered Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to the Registered Holder, (i) within 180 days after the close of each fiscal year of the Company, audited financial statements of the Company and the notes thereto including a balance sheet, together with an income statement and a cash flow statement, for such fiscal year; and (ii) promptly after the closing of each equity financing consummated by the Company after the Original Issuance Date, a post-closing summary capitalization table and other information relating to the then-current valuation of the Company including any 409A valuation (or equivalent) reports, provided, however, that the Company shall not be obligated to furnish a capitalization table or valuation following the repurchase of the Ordinary Shares from former employees, directors or consultants (the “Repurchased Shares”) and the subsequent resale of all or part of the Repurchased Shares if the Repurchased Shares represent less than 5% of the issued and outstanding Ordinary Shares, on a fully-diluted basis, at the time of repurchase, and (iii) at any time and from time to time, such information as the Registered Holder may reasonably request ((i) through (iii) collectively the “Information Rights”). Any such information provided to the Registered Holder pursuant to the Information Rights shall be used by the Registered Holder solely for such regulatory, accounting and reporting requirements. Notwithstanding anything in this Section 6(g) to the contrary, if in connection with a Merger and Acquisition (as defined below) the Registered Holder receives securities of a privately held company, then the Company shall use commercially reasonable efforts to cause the Information Rights described in this Section 6(g) to be deemed to continue to apply to such company.

7.    Registration Rights.

The Warrant Shares issuable pursuant to this Warrant shall have registration rights as set forth in Section 1 of the Investors’ Rights Agreement and shall be Registrable Securities as defined therein. The provisions set forth in the Investors’ Rights Agreement relating to such registration rights in effect as of Original Issuance Date may not be amended, modified or waived by the Company without the prior written consent of the Registered Holder unless such amendment, modification or waiver affects the rights under the Investors’ Rights Agreement associated with the Warrant Shares in the same manner as such amendment, modification, or waiver affects the rights under the Investors’ Rights Agreement associated with all other shares of the same series and class of Warrant Shares.

8.    Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”):

a.    the tenth (10th) anniversary of the Original Issuance Date, or

b.    immediately prior to the consummation of a Merger and Acquisition or a Liquidation Event (as defined in the Company’s Articles), or

c.    immediately prior to the consummation of an IPO (other than the Contemplated IPO) (a “New IPO”),

provided that the Registered Holder shall be given reasonable notice of such Merger and Acquisition, Liquidation Event or New IPO (and the Company shall use commercially reasonable efforts to provide such notice at least 5 business days in advance of the consummation of the Merger and Acquisition, Liquidation Event or New IPO) and the opportunity to exercise this Warrant prior to or concurrently with the consummation of such Merger and Acquisition, Liquidation Event or New IPO.

9.    Notices of Certain Transactions. In case:

a.    the Company shall take a record of the holders of its outstanding shares of the same class as the Warrant Shares (or other shares or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

b.    of any capital reorganization of the Company, any reclassification of the share capital of the Company, any consolidation or merger of the Company, any Merger and Acquisition, any Liquidation Event, or any New IPO

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of the Company’s outstanding shares of the same class as the Warrant Shares (or such other shares or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding--up, redemption or conversion) are to be determined. Such notice shall be mailed at least 5 business days prior to the record date or effective date for the event specified in such notice. In addition, the Company shall use commercially reasonable efforts to provide the Registered Holder with prompt written notice of any amendment to the term “Merger and Acquisition” set forth in the Articles, other than in connection with the adoption and effectiveness if the Public Company Articles. Notwithstanding anything to the contrary set forth in this Section 9, if providing any contemplated notice would cause the Company to violate any contractual or other restrictions that the Company is subject to with respect to confidentiality of a particular transaction or otherwise, the Company shall only be required to provide to the Registered Holder such form of notice and upon such timing that the Company is required to provide to holders of shares of the same series and class as the Warrant Shares.

10.    Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.    No Rights as Shareholder. Until and to the extent of the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

12.    No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Warrant Share on the date of exercise, as determined in accordance with Section 2(d)(ii).

13.    Survival of Representations. Unless otherwise set forth in this Warrant, the representations, warranties and covenants contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

14.    Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15.    Miscellaneous.

a.    Governing Law. The validity, interpretation, construction and performance of this Warrant, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

b.    Jurisdiction and Venue. With respect to any conflicts arising out of or related to this Warrant, the parties consent to the exclusive jurisdiction of, and venue in, the competent courts in New York.

c.    Entire Agreement. This Warrant, together with the Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

d.    Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by the Company and the Registered Holder. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

e.    Successors and Assigns. The rights and obligations of the Company and the Registered Holder shall be binding upon and benefit the respective successors, assigns and permitted transferees of the parties.

f.    Notices. Any notice, demand or request required or permitted to be given under this Warrant shall be in writing and shall be delivered personally, messenger or courier service, mailed by certified or registered mail, postage prepaid, or sent by electronic mail. Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered personally, by messenger or courier service, when delivered, (ii) if sent by mail, on its receipt, or (iii) if sent by electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. Any notice or communication shall be addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

g.    Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such court will replace such illegal, void or unenforceable provision of this Warrant with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Warrant shall be enforceable in accordance with its terms.

h.    Construction. This Warrant is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

i.    Titles and Subtitles. The titles and subtitles used in this Warrant are included for convenience only and are not to be considered in construing or interpreting this Warrant.

j.    Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the date first set forth above.

THE COMPANY:

GLOBAL-E ONLINE LTD.

By:	/s/ Amir Schlachet
Name:	Amir Schlachet
Title:	CEO

Address: 25 Basel Street, Petah Tikva, 4951038
Email: legal@global-e.com

ACCEPTED AND AGREED:

THE REGISTERED HOLDER:

SHOPIFY INTERNATIONAL LIMITED

By:	/s/ John Riordan
Name:	John Riordan
Title:	Director

Address: 2nd Floor Victoria Buildings 1-2 Haddington Road, Dublin 4, D04 XN32, Ireland

Email: contract_notices@shopify.com

Exhibit A

NUMBER OF WARRANT SHARES

Up to an aggregate of 11,853,726 Ordinary Shares (subject to adjustment as provided in the Warrant to which this Exhibit A is attached, the “Total Shares”); which will vest and become exercisable as follows: 987,816 (equal to 1/12 of the Total Shares plus six (6) Ordinary Shares) shall vest and become exercisable on the two-month anniversary of the effective date of the Agreement, and 1/24th of the Total Shares (i.e., 493,905) shall vest and become exercisable on each monthly anniversary date of the effective date of the Agreement thereafter such that the Total Shares shall be fully vested and exercisable as of the two-year anniversary of the effective date of the Agreement; provided, however, that no vesting of any of the Total Shares shall occur following the termination of the Agreement in accordance with the terms thereof (other than if the Agreement is terminated by the Company pursuant to Section 6.2 (Termination for Convenience) of the Agreement).

Notwithstanding anything herein to the contrary, the vesting of the Total Shares shall be accelerated such that the Total Shares shall be fully vested and exercisable effective upon the earlier of (i) termination of the Agreement by the Company in accordance with Section 6.2 (Termination for Convenience) of the Agreement, (ii) immediately prior to a Merger and Acquisition or a Liquidation Event, and (iii) immediately prior to consummation of a New IPO.

Terms used herein without definition will have the meanings assigned thereto in the Warrant.

Exhibit B

PURCHASE/EXERCISE FORM

To:	Global-E Online Ltd.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No.                      , hereby irrevocably elects to:

(a)	purchase shares of the capital stock covered by such Warrant and herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant,

OR

(b)	net exercise such Warrant for shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(d) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties of the Registered Holder set forth in the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Defined terms contained in this form shall have the meanings assigned to them in the Warrant.

ACKNOWLEDGED AND AGREED TO BY

THE REGISTERED HOLDER:

Shopify International Limited

By:
Name:
Title:
Address:
Email:

Exhibit C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Ordinary Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

ACKNOWLEDGED AND AGREED TO BY

THE REGISTERED HOLDER:

(Registered Holder)

By:
Name:
Title:
Address:
Email:

Exhibit D

JOINDER

             , 20

This Joinder Agreement (the “Joinder Agreement”) to the [Third] Amended and Restated Investors’ Rights Agreement, dated [the date of the most updated IRA in force to be included], by and among Global-e Online Ltd. (the “Company”) and the persons and entities identified therein (the “IRA”), is made and entered into as of the date first written above, by and between the Company and [Shopify International Limited] (“Registered Holder”).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the IRA.

1.    The parties hereto hereby acknowledge, agree and confirm that, by the execution of this Joinder Agreement, the Registered Holder shall be deemed to be a party to the IRA, as of the date hereof, and shall be deemed an “Investor” and a “Holder” thereunder.

2.    The Registered Holder hereby agrees to be bound by the IRA and to be subject to all of the rights and obligations of an Investor and/or Holder therein for all intents and purposes (including, without limitation, to the market standoff and confidentiality provisions).

3.    This Joinder Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws’ provisions thereof. Any term of this Joinder Agreement may be amended and the severance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all parties hereto. This Joinder Agreement may be executed in any number of counterparts (including via facsimile or email, pdf. files and/or DocuSign), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. If one or more provisions of this Joinder Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Joinder Agreement and the balance of the Joinder Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

THE COMPANY:

GLOBAL-E ONLINE LTD.

By:
Name:
Title:

Address: 25 Basel Street, Petah Tikva, 4951038
Email:

ACCEPTED AND AGREED:

THE REGISTERED HOLDER:

SHOPIFY INTERNATIONAL LIMITED.

By:
Name:
Title:

Address: 2nd Floor Victoria Buildings 1-2 Haddington
Road, Dublin 4, D04 XN32, Ireland

Email: contract_notices@shopify.com